THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED AND MAY NOT BE TRANSFERRED UNLESS (A) THE STOCKHOLDER WISHING TO TRANSFER SUCH SECURITIES PROVIDES AN OPINION OF COUNSEL REASONABLY CONCURRED IN BY COUNSEL FOR BENTLEY PHARMACEUTICALS, INC. (THE "COMPANY") STATING THAT THE PROPOSED TRANSFER OF THE COMPANY'S SECURITIES IS EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION PROVISIONS OF ALL APPLICABLE FEDERAL AND STATE LAWS; OR (B) SAID SECURITIES HAVE BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED.


                                                               February 11, 1999



                          BENTLEY PHARMACEUTICALS, INC.

                     The Transferability of this Warrant is

                       Restricted as Provided in Article 3


                  In partial  consideration  of the  purchase of certain  assets under an Asset Purchase Agreement dated February 1, 1999 effective as of December 31, 1998 between Bentley Pharmaceuticals, Inc. and Yungtai Hsu and other good and valuable consideration, the receipt of which is hereby acknowledged by BENTLEY PHARMACEUTICALS, INC., Two Urban Centre, Suite 400, 4890 West Kennedy Boulevard, Tampa, Florida 33609, a Florida corporation (the "Company"), YUNGTAI HSU (the "Holder") is hereby granted the right to purchase, at the initial exercise price of $ 1.50 per share, at any time until 5:00 P.M., New York time, on December 31, 2008, Four Hundred Fifty Thousand (450,000) shares of the Company's common stock, $.02 par value per share (the "Shares").

                  This Warrant initially is exercisable at a price of $1.50 per Share payable in cash or by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Article 6 hereof. Upon surrender of this Warrant, with the annexed Subscription Form duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Shares purchased, at the offices of the Company, the registered holder of this Warrant (the "Holder") shall be entitled to receive a certificate or certificates for the Shares so purchased.

                  THIS WARRANT MAY NOT BE EXERCISED AND THE SHARES MAY NOT BE ISSUED UNTIL A LISTING APPLICATION RELATING TO THE SHARES HAS BEEN APPROVED BY ALL SECURITIES EXCHANGES ON WHICH THE SHARES OF THE COMPANY'S COMMON STOCK MAY THEN BE LISTED AND/OR QUOTED.

1.       Exercise of Warrant.

                  The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Shares underlying this Warrant), during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the Shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the Shares purchasable hereunder.

2.       Issuance of Certificates.

                  Upon the exercise of this Warrant, the issuance of certificates for Shares underlying this Warrant shall be made forthwith (and in any event within five business days thereafter) without charge to the Holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Articles 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The certificates representing the Shares underlying this Warrant shall be executed on behalf of the Company by the manual or facsimile signature of one of the present or any future Chairman or President of the Company and any present or future Vice President or Secretary of the Company.

3.       Restriction on Transfer of Warrant.

                  The Holder of this Warrant, by its acceptance hereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution hereof, and that it may not be exercised, sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part except as provided in Section 13 below or unless in the opinion of counsel concurred in by the Company's counsel such transfer is in compliance with all applicable securities laws.

4.       Price.

         (a) Initial and Adjusted Purchase Price. The initial purchase price shall be $1.50 per Share. The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Article 5 hereof.

         (b) Purchase Price. The term "Purchase Price" herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

5.       Adjustments of Purchase Price and Number of Shares.

         (a) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding Shares, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         (b) Adjustment in Number of Shares. Upon each adjustment of the Purchase Price pursuant to the provisions of this Article 5, the number of Shares issuable upon the exercise of this Warrant shall be adjusted to the nearest full Share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

         (c) Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding Shares (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Shares, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder of this Warrant shall thereafter have the right to purchase upon the exercise of this Warrant the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Shares underlying this Warrant immediately prior to any such events at the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised this Warrant.

6.       Exchange and Replacement of Warrant.

                  This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of Shares as are purchasable hereunder in such denominations as shall be designated by the Holder hereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

7.       Elimination of Fractional Interests.

                  The Company shall not be required to issue certificates representing fractions of Shares on the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated pursuant to Section 5(b).

8.       Reservation and Listing of Securities.

                  The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon the exercise of this Warrant, such number of Shares as shall be issuable upon the exercise hereof and thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable. As long as this Warrant shall be outstanding, the Company shall use its reasonable best efforts to cause all Shares issuable upon the exercise of this Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Shares of the Company's Common Stock may then be listed and/or quoted.

9.       Repurchase at Option of Holder.

         (a) If on December 31, 2000 (the "Repurchase Date"), the Market Price (as defined herein) does not equal or exceed 150 % of the Purchase Price, the Holder shall have the right (the "Put Right") to require the Company to purchase all or a portion of this Warrant relating to that number of Shares which the Holder is relinquishing its right to purchase (the "Relinquished Shares"), for a price equal to $0.50 (fifty cents) multiplied by the number of Relinquished Shares. The Put Right must be exercised by a written notice from the Holder to the Company within ten (10) days of the Repurchase Date and the Company shall pay to the Holder the amounts owing hereunder within ten (10) days of receipt of such notice, this Warrant and such other documentation as the Company may reasonably require.

         (b) The Put Right shall not be exercisable by the Holder if, during any twenty consecutive trading days between the issuance of this Warrant and the Repurchase Date, the Market Price shall be equal to or greater than $3.00 per share.

         (c) The "Market Price" per share on any date shall be deemed to be the daily closing price per share. The closing price per Share for each day shall be the last reported sales price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the American Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any national securities exchange or no such quotations are available, the last reported sale price, or if not so reported, the average of the closing bid and asked prices as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose, or, if no such quotations are available, the fair market value as determined in good faith in the exercise of their reasonable business judgment by the Board of Directors of the Company.

10.      Repurchase at Option of the Company

                  This Warrant may be redeemed at the option of the Company at any time, at a redemption price of $0.05 per Share for which the Warrant is exercisable, provided the Market Price for the Shares for any twenty (20) consecutive trading days after the issuance of this Warrant shall be equal to or greater than $5.00 per share. Notice of redemption shall be given in writing to the Holder not less than ten days before the date fixed for redemption. On and after the date fixed for redemption, the Holder shall have no rights with respect to this Warrant except to receive the $0.05 per Share upon surrender of the Warrant.

11.      Notices.

                  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next Business Day, (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid) or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent:

                  (a) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or

                  (b) if to the Company, to the address set forth on the first page of this Warrant or to such other address as the Company may designate by notice to the Holder.

12.      Amendments.

                  The terms, provisions and conditions of this Warrant may not be changed, modified or amended in any manner except by an instrument in writing duly executed by both parties hereto.

13.      Binding Effect; Assignment.

                  (a) This Warrant is not assignable or transferable without the written consent of the Company, except by operation of law or as provided in (b) below.

                  (b) This Warrant shall not be transferable by Holder other than to a "Permitted Transferee" (as defined below); provided, that any Permitted Transferee shall be absolutely prohibited from transferring all or any portion of this Warrant other than to Holder or another

Permitted Transferee of Holder; and provided further, that if Holder dies or becomes incapacitated, this Warrant may be exercised by Holder's estate, legal representative or beneficiary, as the case may be, subject to all other terms and conditions contained in this Warrant.

                  (c) For purposes of this Warrant, Permitted Transferees shall include only the members of the Holder's "immediate family" (which shall be limited to Holder's spouse, children, and parents), and to trusts for such person's own benefit and/or for the benefit of members of Holder's immediate family; provided, that such Permitted Transferees must agree in writing to be bound by all of the terms of this Warrant to the same extent as Holder hereunder, in form acceptable to counsel to the Company, including but not limited to restrictions on the exercise of this Warrant and on transfers of the Shares, as the case may be, following exercise of this Warrant, such that any Shares so acquired shall be held subject to the terms of this Warrant.

14.      Governing Law.

                  This Warrant shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.

15.      Arbitration of Disputes

                  (a) If any controversy or dispute arises under, out of or in relation to any of the provisions hereof, such controversy or dispute shall be submitted for arbitration in New York, New York before a panel of three arbitrators, one of which shall be selected by the party initiating such arbitration, one of which shall be selected by the other party and the third of which (the "Third Arbitrator") shall be selected by the two arbitrators so selected; provided, however, that in the event that such other arbitrators shall not agree on the selection of the Third Arbitrator, the Third Arbitrator shall be selected by the American Arbitration Association located in New York, New York. Any dispute or controversy submitted to arbitration in accordance with the provisions of this Section 12.10 shall be determined by such arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association then existing.

                  (b) The arbitrators may award any relief which they shall deem proper in the circumstances, without regard to the relief which would otherwise be available to any party in a court of law or equity including, without limitation, an award of money damages, specific performance, injunctive relief and/or declaratory relief, however, such an award may not include punitive damages. The award and findings of the arbitrators shall be conclusive and binding upon all of the parties hereto, whether or not all parties hereto participate in the arbitration proceeding, and judgment upon the award may be entered in any court of competent jurisdiction upon the application of any party. The parties hereby agree that such courts of competent jurisdiction shall include, but not be limited to, the courts located in any jurisdiction in which the party against whom such judgment is being enforced maintains any assets.

                  (c) The prevailing party in the arbitration proceeding shall be entitled to recover from the other party its reasonable attorneys' fees, costs and expenses incurred in the proceeding and in any subsequent action to enforce or collect upon the decision rendered in the arbitration proceeding.

                  (d) Notwithstanding the foregoing, the parties reserve the right to seek and obtain injunctive relief, whether in the form of a temporary restraining order, preliminary injunction, injunction to enforce an arbitration award, or other order of similar import, from the federal and state courts located in New York, New York prior to, during, or after commencement or prosecution or arbitration proceedings of the final decision and award of the arbitrators; provided, however, that such preliminary injunctive relief shall be subject to final arbitral decisions.

                  (e) Each party hereby consents and agrees that the federal and state courts located in New York, New York each shall have exclusive personal jurisdiction and proper venue with respect to any such action seeking injunctive or similar relief hereunder. In any dispute between the parties, neither party will raise, and each party hereby expressly waives, any objection or defense to any such court as an inconvenient forum. Each party hereby waives personal service of any summons, complaint or other process, which may be delivered by any of the means permitted for notices under Section 11 hereof.

16.      Descriptive Headings.

                  The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                  WITNESS the seal of the Company and the signature of its duly authorized officers.


                                      BENTLEY PHARMACEUTICALS, INC.
[SEAL]


                                      By:   /s/ James R. Murphy
                                            ------------------------------------
                                                James R. Murphy
                                         Chairman and Chief Executive Officer

Attest:


/s/ Michael D. Price
---------------------------
Michael D. Price, Secretary

                                SUBSCRIPTION FORM

                    (To be Executed by the Registered Holder

                        in order to Exercise the Warrant)


                  The undersigned hereby irrevocably elects to exercise the right to purchase _____ Shares by this Warrant according to the conditions hereof and herewith makes payment of the Purchase Price of such Shares in full.



                                                ________________________________
                                                Signature



                                                ________________________________
                                                Address



Dated: ___________, _____.                      ________________________________
                                                Social Security Number or
                                                Taxpayer's Identification Number